Exhibit 23.4

A-Max Technology Limited

your ref
our ref KCM/CSWH/L208-014 (F:\Corporate\L\L208\014-009E.DOC)

7 October, 2005

Dear Sirs/Madams,

Re: A-Max Technology Limited

We have acted as legal advisors as to Hong Kong law (in the manner stated in the Registration Statement (as defined below)) to A-Max Technology Limited, an exempted limited liability company incorporated in Bermuda (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of a Registration Statement on Form F-1 (together with any amendments thereto, the “Registration Statement”) relating to American depositary shares (“ADSs”), representing ordinary shares of US$0.00002 par value in the capital of the Company.

We hereby consent to the reference of our firm under the heading “Enforceability of Civil Liabilities,” “Legal Matters” and elsewhere in the prospectus included in the Registration Statement, and to the filing of this letter with the Securities and Exchange Commission as an exhibit to such Registration Statement.

Yours faithfully,

/s/ RICHARDS BUTLER